Exhibit 99.2

To our trusted distribution partners,

Today, we are announcing an exciting new chapter in Brighthouse Financial’s journey: we have entered into a definitive agreement to be acquired by Aquarian Capital, a diversified global holding company with a strategic portfolio of insurance and asset management businesses.

Upon the closing of the transaction, Brighthouse Financial will operate as a standalone entity within the Aquarian Capital portfolio. Eric Steigerwalt will continue as President and CEO of Brighthouse Financial, and our company will remain headquartered in Charlotte, North Carolina, with the same name and brand. You can read more about the transaction in the press release here: https://www.businesswire.com/news/home/20251106216739/en/Aquarian-Capital-to-Acquire-Brighthouse-Financial

As one of the largest providers of retirement products in the U.S.,1 we are proud of the success of our company, our suite of products designed to help people protect what they've earned and ensure it lasts and our relationships with valued distribution partners like you.

With Aquarian Capital’s backing, we believe that Brighthouse Financial will be even better positioned to build on our strong foundation — unlocking new strategic growth opportunities, enhancing asset-generation capabilities and enabling us to best serve our customers and distribution partners. Aquarian Capital plans to invest in Brighthouse Financial’s platform and distribution franchise, and we look forward to being an even stronger partner for you.

The transaction is expected to close in 2026 and is subject to approval by Brighthouse Financial’s common stockholders, as well as receipt of required regulatory approvals and satisfaction of other customary closing conditions.

The rights and benefits associated with existing contracts and policies remain unchanged, and you and your clients will continue working with Brighthouse Financial as you have in the past.

Thank you for your continued partnership and trust in Brighthouse Financial. We truly value our relationship with you and remain committed to your success — today and in the future. If you have any questions, please do not hesitate to reach out to us. We will continue to share updates as the transaction progresses.

1 Ranked by 2024 admitted assets. Best’s Review®: Top 200 U.S. Life/Health Insurers. AM Best, 2025.

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Forward-Looking Statements

This communication, and any related oral statements, contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. Words such as “estimate,” “expect,” “project,” “may,” “will,” “could,” “intend,” “goal,” “target,” “guidance,” “forecast,” “preliminary,” “objective,” “continue,” “aim,” “plan,” “believe” and similar expressions or the negative of those expressions or verbs, identify forward-looking statements. Readers are cautioned that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only Brighthouse Financial’s beliefs regarding future events, which may by their nature be inherently uncertain, and some of which may be outside Brighthouse Financial’s control.

Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, Brighthouse Financial’s ability to complete the merger on the timeframe or in the manner currently anticipated or at all, including due to a failure to obtain the regulatory approvals required for the closing of the merger or the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the merger agreement; the effect of the pendency of the merger on Brighthouse Financial’s ongoing business and operations, including disruption to Brighthouse Financial’s business relationships, the diversion of management’s attention from ongoing business operations and opportunities, or the outcome of any legal proceedings that may be instituted against Aquarian Capital or Brighthouse Financial following announcement of the merger; restrictions on the conduct of Brighthouse Financial’s business prior to the closing of the merger and on Brighthouse Financial’s ability to pursue alternatives to the merger; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; other factors that may affect future results of Brighthouse Financial; and management’s response to any of the aforementioned factors.

Furthermore, such forward-looking statements speak only as of the date of this communication. Except as required by law, the parties undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to the parties, (ii) that the parties currently deem to be immaterial or (iii) that could apply to any company could also materially adversely affect the future results of Brighthouse Financial. Additional information concerning certain factors is contained in Brighthouse Financial’s SEC filings, including but not limited to its most recent Annual Report on Form 10-K, as well as subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The information contained on or connected to any websites referenced in this communication is not incorporated by reference into this communication.

Where to Find Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, Brighthouse Financial will file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). When completed, a definitive proxy statement and a form of proxy will be mailed to the common stockholders of Brighthouse Financial. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed by Brighthouse Financial with the SEC at http://www.sec.gov. Free copies of the proxy statement, once available, and Brighthouse Financial’s other filings with the SEC may also be obtained from Brighthouse Financial. Copies of documents filed with the SEC by Brighthouse Financial will be made available free of charge on Brighthouse Financial’s investor relations website at https://investor.brighthousefinancial.com/.

Participants in Solicitation

Brighthouse Financial and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Brighthouse Financial is set forth in its definitive proxy statement which was filed with the SEC on April 29, 2025, under the captions “Proxy Summary—Our Board of Directors: Composition and Qualifications,” “Proxy Summary—Executive Compensation Program Overview,” “Compensation Discussion and Analysis” and “Certain Relationships and Related Person Transactions—Security Ownership of Certain Beneficial Owners and Management.” Investors may obtain additional information regarding the interests of such participants by reading the proxy statement and other relevant materials regarding the proposed transaction when they become available.
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